UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2008

UnionBanCal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15081	94-1234979
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 California Street

San Francisco, CA  94104-1302

(Address of principal executive offices) (Zip Code)

Tel. (415) 765-2969

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 18, 2008, UnionBanCal Corporation (“UNBC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), a wholly owned subsidiary of Mitsubishi UFJ Financial Group (“MUFG”). BTMU is expected to form a new wholly owned subsidiary as a Delaware corporation (“Merger Sub”), which will accede to the Merger Agreement promptly after it is formed. Pursuant to the Merger Agreement, BTMU will offer to acquire all of the publicly held shares of UNBC’s common stock for $73.50 per share in cash.  MUFG and its subsidiaries currently hold approximately 64.9% of the outstanding shares of UNBC’s common stock.

Pursuant to the terms of the Merger Agreement, as promptly as practicable and in any event no later than 10 business days after the date of the Merger Agreement, BTMU will offer to acquire the publicly held shares of UNBC common stock through a cash tender offer (the “Offer”) for $73.50 per share (the “Offer Price”) to be followed, subject to certain conditions, by a second-step merger (the “Merger”) in which any untendered shares would be acquired at the same Offer Price.  The Offer will expire 20 business days after the date it commences unless it is extended.

The obligations of BTMU to commence the Offer and to purchase the publicly held shares tendered are subject to customary closing conditions, including, among other things, that the Special Committee and/or UNBC’s Board shall not have withdrawn or adversely modified the recommendation that stockholders (other than MUFG or its subsidiaries) tender their shares, and the non-waivable condition that there shall have been tendered a number of publicly held shares of UNBC common stock which constitutes at least a majority of the outstanding publicly held shares of UNBC common stock (assuming the exercise of all options, warrants and other rights to purchase common stock and excluding from the numerator of such calculation any shares held by affiliates of UNBC, including BTMU and officers and directors of UNBC).  The Special Committee and UNBC’s Board may not withdraw or qualify their recommendation that stockholders tender their shares in the Offer or, if they have not tendered their shares, vote in favor of the Merger, except to the extent the Special Committee or the UNBC Board determines, in good faith, after consultation with outside counsel, that such action is necessary in order for such directors to comply with their fiduciary obligations.

BTMU has the right to increase the Offer Price and waive any condition or modify the terms of the Offer in certain circumstances, except that BTMU may not reduce the number of shares subject to the Offer or the Offer Price, add to or adversely modify the conditions to its obligations to commence the Offer and to purchase the shares tendered, waive or modify the condition that a majority of the outstanding publicly held shares of UNBC common stock have been tendered, or change the form of consideration.

If any condition to the Offer is not satisfied, BTMU shall extend the Offer at the request of UNBC for one or more 10 business day periods until the earlier of 40 business days after commencement of the Offer or the termination of the Merger Agreement.  In addition, at the request of UNBC, BTMU shall make available a “subsequent offering period” of at least 10 business days, unless MUFG and its subsidiaries (including BTMU) own at least 90% of the outstanding shares of UNBC common stock (the “90% Requirement”).

Pursuant to the Merger Agreement, during the six months after BTMU accepts for payment the publicly held shares tendered pursuant to the Offer (the “Acceptance Time”), so long as the 90% Requirement is not satisfied, BTMU is not required to take any action to acquire publicly held shares of UNBC common stock.  During such period, BTMU may purchase publicly held shares in the open market and in private transactions, provided that BTMU may not commence a tender offer without UNBC’s consent.  If the 90% Requirement is satisfied, UNBC and BTMU will use their reasonable best efforts to consummate the Merger as soon as practicable thereafter.

Upon completion of the Merger, UNBC will become a wholly owned, indirect subsidiary of MUFG, and every publicly held share of UNBC common stock issued and outstanding immediately prior to the closing, other than such shares owned by UNBC or owned by stockholders who have perfected appraisal rights, will be converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”).  Shares with respect to which appraisal rights are perfected will not be converted into the Merger Consideration; holders of such shares will be entitled to payment of the fair value of such shares in accordance with Delaware law.

At the effective time of the Merger, each UNBC stock option will be cancelled and the holder will receive in cash the difference between the Merger Consideration and the underlying exercise price of the stock option, less applicable taxes, and any stock award or right to receive shares or benefits measured by the value of shares will be cancelled and the holder will receive in cash the product of the number of shares subject to such award or right times the Merger Consideration (or, if the award or right provides for payments in excess of a specified price, the amount by which the Merger Consideration exceeds such price), less applicable taxes.

The directors and officers of UNBC at the effective time of the Merger will be the directors and officers of the surviving corporation until their successors have been duly elected or appointed and qualified.

The Merger Agreement includes customary representations, warranties and covenants of UNBC, BTMU and Merger Sub.  UNBC’s covenants include, among other things, covenants regarding the conduct of its business in the ordinary course until the Acceptance Time, prior to the effective time of the Merger and during such time as the 90% Requirement is not satisfied, and until the effective time of the Merger.  Among other things, UNBC may not, without BTMU’s consent, declare, set aside or pay any dividends or distributions, except for UNBC’s regular quarterly cash dividends (not in excess of $0.52 per share with usual record and payment dates).  On October 3, 2008, UNBC will pay its regular quarterly cash dividend of $0.52 per share of UNBC common stock to stockholders of record as of September 5, 2008, as declared by UNBC’s Board on July 23, 2008.

The obligation of each of UNBC and BTMU to consummate the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among other things, the adoption of the Merger Agreement by the holders of 90% or more of the outstanding shares of UNBC common stock and the acceptance for payment and purchase by BTMU of all of the publicly held shares of UNBC common stock validly tendered and not withdrawn pursuant to the Offer (provided that this shall not be a condition to the obligation of BTMU where BTMU fails to accept in violation of the terms of the Merger Agreement).

The Merger Agreement has been approved by the Boards of Directors of both UNBC and MUFG and by the Special Committee of the UNBC Board.  The Special Committee recommended to the UNBC Board that it approve the Merger Agreement, and the UNBC Board, in turn, approved the Merger Agreement and resolved to recommend the transaction to UNBC’s public stockholders.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement is attached as an exhibit to this report and is incorporated herein by reference to provide information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the transaction described in this report, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.  The Merger Agreement contains representations and warranties UNBC, BTMU and Merger Sub made to each other as of specific dates.  The assertions embodied in those representations and warranties were made principally for purposes of establishing the circumstances in which BTMU may have the right not to consummate the Offer, or a party may have the right to terminate the Merger Agreement, and may be subject to important qualifications and limitations agreed to by UNBC, BTMU and Merger Sub in connection with negotiating its terms.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among UNBC, BTMU and Merger Sub rather than establishing matters as facts. Investors in UNBC’s securities are not third party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger Agreement described in Item 1.01 above, the Board of Directors of UNBC and the Executive Compensation and Benefits Committee of the Board of Directors took several actions with respect to executive compensation and benefits, some of which may involve the participation of executive officers of UNBC named in UNBC’s 2008 proxy statement.

The Executive Compensation and Benefits Committee approved, subject to and contingent upon the closing of the Merger under the Merger Agreement (the “Closing”), an amendment of UNBC’s Separation Pay Plan, effective upon the Closing, to provide that any employee otherwise eligible to participate in the Separation Pay Plan will be eligible for severance benefits under the terms of such plan if terminated by the employer as a direct result of the transaction contemplated by the Merger Agreement within 12 months following the Closing.

The Board of Directors approved the establishment of a “bridge award” program (with an expected cost of approximately $100 million) as a two- to three-year retention incentive and to address the value of extinguished performance awards that covered future periods.  The bridge award program is expected to cover key managers and executives who are among those currently eligible for equity awards and, in management’s discretion, other employees.  Any awards under the plan would be forfeited upon voluntary termination, retirement and non-severance eligible involuntary termination.

The UNBC Board of Directors also approved the adoption, upon the recommendation of the Executive Compensation and Benefits Committee, of enhanced severance protections (in addition to the plans described above), with an aggregate incremental cost not exceeding $20 million, for employees who are terminated or whose employment terms are substantially altered, in either case within 12 months following the consummation or abandonment of the transactions contemplated by the Merger Agreement.

Important Information

The tender offer described in this report has not yet commenced.  This report is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell UNBC common stock.  UnionBanCal Corporation stockholders and other interested parties are urged to read the Tender Offer Statement on Schedule TO, the offer to purchase and any other documents relating to the tender offer, including UnionBanCal’s Solicitation/Recommendation Statement on Schedule 14D-9, that are filed with the Securities and Exchange Commission (“SEC”) when they become available, because they will contain important information. Stockholders of UnionBanCal and other interested parties may obtain, free of charge, copies of UnionBanCal’s Schedule 14D-9 and other documents filed with the SEC at the SEC’s web site at www.sec.gov.  Each of the documents filed by UnionBanCal may also be obtained, free of charge, by contacting UnionBanCal Investor Relations, by mail at 400 California Street, San Francisco, California 94104-1302, by phone at (415) 765-2969, or by logging on at www.unionbank.com.

Cautionary Statement Concerning Forward-Looking Information

This report includes forward-looking statements that involve risks and uncertainties.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  Often, they include the words “believe,” “continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in UNBC’s forward-looking statements. Many of these factors are beyond UNBC’s ability to control or predict and could have a material adverse effect on UNBC’s stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to uncertainties as to the timing of the Offer and the Merger, uncertainties as to how may UNBC stockholders will tender their stock in the Offer, the possibility that various closing conditions for the transaction may not be satisfied or waived, and other risks and uncertainties discussed in UNBC’s public filings with the SEC, as well as the tender offer documents to be filed by BTMU and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by UNBC.  All forward-looking statements included in this report are based on information available at the time of the report, and the Company assumes no obligation to update any forward-looking statement.

Item 9.01.                                         Financial Statements and Exhibits.

(d)                                        EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
2.1	Agreement and Plan of Merger among UnionBanCal Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Merger Sub, dated as of August 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 19, 2008

UNIONBANCAL CORPORATION

By:	/s/ MASAAKI TANAKA
Masaaki Tanaka
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
2.1	Agreement and Plan of Merger among UnionBanCal Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Merger Sub, dated as of August 18, 2008.